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                                                                   EXHIBIT 23(b)



                         Consent of Independent Auditors



The Board of Directors
White Mountains Insurance Group, Inc.:

We consent to the incorporation by reference in the registration statement on Form S-8 of White Mountains Insurance Group, Inc. (formerly "Fund American Enterprises Holdings, Inc."), pertaining to the Folksamerica Holding Company 401(k) Savings and Investment Plan, of our report dated February 12, 1999, except for note 20, which is as of March 25, 1999, relating to the consolidated balance sheets of White Mountains Insurance Group, Inc. and subsidiaries as of December 31, 1998, and 1997, and the related consolidated income statements, statements of shareholders' equity, and cash flows for each of the years in the two-year period ended December 31, 1998, and all related schedules, which report is incorporated by reference in the December 31, 1998 annual report on Form 10-K of White Mountains Insurance Group, Inc.




Providence, Rhode Island
July 9, 1999


                                                      /s/ KPMG LLP